SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 9, 2007
GRUBB & ELLIS COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-8122	94-1424307

(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
formation)
500 West Monroe Street, Suite 2800, Chicago, Illinois 60661

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (312) 698-6700
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On February 12, 2007, Grubb & Ellis Company (the “Company”), through its wholly owned subsidiary, GERA Property Acquisition LLC, entered into an agreement with F/B 6400 Shafer Ct. (Rosemont), LLC, to purchase the property located at 6400 Shafer Court, Rosemont, IL, for a purchase price of $21,450,000 (the “Rosemont Purchase Agreement”).
     The Company, at its discretion and without penalty, at any time prior to 5:00 PM CST on February 15, 2007 (the “Due Diligence Expiration Date”), may elect to terminate the agreement for any reason and not proceed with the purchase. The Company has made an initial deposit of $375,000 in connection with the execution of the Rosemont Purchase Agreement. If the Company terminates the Rosemont Purchase Agreement on or prior to the Due Diligence Expiration Date, the Company’s deposit will be refunded in full. The Company is required to make a second deposit of $275,000 on or before the Due Diligence Expiration Date if it wishes to proceed with the transaction, at which point, the entire $650,000 deposit will become non-refundable. If the Company elects to proceed, the closing of the purchase is expected to occur on February 28, 2007, subject to customary closing conditions.
     The Company’s current intention is to acquire the property and hold it for future sale to Grubb & Ellis Realty Advisors, Inc. (“Realty Advisors”). The Company and Realty Advisors, however, do not have any current arrangement or agreement with respect to the property and Realty Advisors does not, and prior to the Company’s purchase of the property will not, have any obligation to purchase the property from the Company. Any subsequent acquisition by Realty Advisors of the property in connection with a business combination would be subject to the prior approval of both Realty Advisors’ Board of Directors and its stockholders.
     The foregoing is only intended to be a summary of the terms of the Rosemont Purchase Agreement, and is not intended to be a complete discussion of such document. Accordingly, the following is qualified in its entirety by reference to the full text of the Purchase and Sale Agreement, which is annexed as an Exhibit to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(d) The following are filed as Exhibits to this Current Report on Form 8-K:

99.1	Purchase and Sale Agreement, dated as of February 9, 2007, by and between F/B 6400 Shafer Ct. (Rosemont), LLC & GERA Property Acquisition LLC.

99.2	Press Release issued by Grubb & Ellis Company on February 12, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant’s behalf.

GRUBB & ELLIS COMPANY
By:	/s/ Robert Z. Slaughter
Robert Z. Slaughter
Executive Vice President and General Counsel

Dated: February 12, 2007